UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Stone Ridge Trust
(Exact name of registrant as specified in its charter)

Delaware	(see below for EIN of each series)
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue, 65th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number

Stone Ridge 2064 Longevity Income ETF	Cboe BZX Exchange, Inc.	33-1739368
Stone Ridge 2065 Longevity Income ETF	Cboe BZX Exchange, Inc.	33-1739637
Stone Ridge 2064 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	33-1741111
Stone Ridge 2065 Inflation-Protected Longevity Income ETF	Cboe BZX Exchange, Inc.	33-1754123

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-184477 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, par value $0.001, of Stone Ridge 2064 Longevity Income ETF, Stone Ridge 2065 Longevity Income ETF, Stone Ridge 2064 Inflation-Protected Longevity Income ETF and Stone Ridge 2065 Inflation-Protected Longevity Income ETF (collectively, the “Shares”) is set forth in Post-Effective Amendment No. 97 to the Registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-184477; 811-22761), as filed with the Securities and Exchange Commission (“SEC”) on December 30, 2024, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2. Exhibits.

(1)

Amended and Restated Certificate of Trust of Stone Ridge Trust (the “Registrant”), dated as of October 23, 2015, incorporated by reference to Registrant’s Registration Statement on Form N-1A, as filed with the SEC via EDGAR on September 27, 2016.

(2)

Fifth Amended and Restated Agreement and Declaration of Trust of the Registrant, dated as of July 17, 2024, filed with the Registrant’s Registration Statement on Form N-1A with the SEC via EDGAR on August 30, 2024.

(3)

Second Amended and Restated Bylaws of the Registrant, dated as of October 21, 2024, incorporated by reference to Registrant’s Registration Statement on Form N-1A, as filed with the SEC via EDGAR on December 9, 2024.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 30th day of December, 2024.

(Registrant)	Stone Ridge Trust

By	/s/ Maura Keselowsky
Maura Keselowsky
Treasurer and Principal Financial Officer